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                                                                     EXHIBIT 5.1


                         [PERKINS COIE LLP LETTERHEAD]


                                January 10, 2000

ImageX.com, Inc.
Suite 200
10800 NE 8th Avenue
Bellevue, WA 98004

Ladies and Gentlemen:

     We have acted as counsel to you in connection with the proceedings for the authorization and issuance by ImageX.com, Inc. (the "Company") of up to 4,000,000 shares of the Company's Common Stock, $.01 par value per share, together with an additional 1,000,000 shares of Common Stock which certain shareholders of the Company are selling (collectively, the "Shares") and the preparation and filing of a registration statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), which you are filing with the Securities and Exchange Commission with respect to the Shares.

     We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion. Based upon the foregoing, we are of the opinion that upon the happening of the following events:

     (a) the filing and effectiveness of the Registration Statement and any amendments thereto,

     (b) due execution by the Company and registration by its registrar of the Shares,

     (c) the offering and sale of the Shares as contemplated by the Registration Statement, and

     (d)  receipt by the Company of the consideration required for the Shares,

the Shares will be duly authorized, validly issued, fully paid and nonassessable


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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and any amendment thereto, including any and all post-effective amendments and any registration statement relating to the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to the reference to our firm in the Prospectus of the Registration Statement under the heading "Legal Matters". In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                             Very truly yours,

                                             /s/ Perkins Coie LLP

                                             Perkins Coie LLP